EXHIBIT 23
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                       CONSENT OF INDEPENDENT ACCOUNTANTS







We consent to the incorporation by reference in the Registration Statements of MBIA Inc. on Form S-8 (Nos.33-22441 and 33-46062) of our report dated June 25, 1998, on our audits of the financial statements of MBIA Inc. Employees Profit Sharing and 401(K) Salary Deferral Plan as of December 31, 1997 and 1996 and for each of the two years in the period ended December 31, 1997, which report is incorporated by reference in this 1997 Annual Report of Form 11-K.

We also consent to the reference to our firm under the caption "Experts" included in the Prospectuses.



/s/ COOPERS & LYBRAND L. L. P.
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New York, New York
June 26, 1998